UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street, Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2014, the Board of Directors (the “Board”) of National Fuel Gas Company (the “Company”) amended the Company’s By-Laws, effective as of that date. The Board amended the final sentence of Article II Section 1 of the By-Laws to remove restrictions on third party compensation of candidates for election to the Board. Third party compensation of members of the Board remains prohibited, subject to the exception set forth in that Section.

The Board also adopted a resolution expressing the Board’s intent to ask the Company’s stockholders to ratify, approve and adopt Article II Section 1 of the By-Laws at the next meeting of the Company’s stockholders.

The foregoing description of the amendment to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the By-Laws, a copy of which has been filed as an exhibit hereto and is expressly incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	By-Laws of National Fuel Gas Company, as amended June 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

By:	/s/ James R. Peterson
James R. Peterson
Assistant Secretary

Dated: June 16, 2014

EXHIBIT INDEX

Exhibit Number	Description

3.1	By-Laws of National Fuel Gas Company, as amended June 12, 2014